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                                                                   Exhibit 10.24

                             FIRST AMENDMENT TO THE
                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN

         WHEREAS, the Board of Directors of Professional Transportation Group Ltd., Inc., a Georgia corporation (the "Company"), adopted the Professional Transportation Group Ltd., Inc. 1998 Employee Stock Purchase Plan (the "Purchase Plan"), on March 13, 1998, and recommended that it be approved by the shareholders; and

         WHEREAS, the shareholders adopted the Purchase Plan at a meeting duly called for such purpose on May 22, 1998; and

         WHEREAS, the purpose of the Purchase Plan is to advance the interests of the Company, its subsidiaries and its shareholders by affording the employee of the Company an opportunity to acquire or increase their proprietary interests in the Company; and

         WHEREAS, on December 21, 1998, the Board of Directors approved the following amendments to the Purchase Plan;

         NOW, THEREFORE, the Purchase Plan is hereby amended as follows:

         1. Defined Terms. Initially capitalized terms used in this Amendment,

         which are not otherwise defined by this Amendment, are used with the same meaning ascribed to such terms in the Purchase Plan.

         2.       Amendments.

                  a. The first sentence of Section 2(q) of the Purchase Plan is amended to read as follows:

                  "Offering Period" shall mean each three month period commencing January 1, April 1, July 1 and October 1 and ending on March 31, June 30, September 31, and December 31, respectively, during the term of the Plan, and except that the Committee shall have the period to change the duration of the Offering Periods; however, no option granted under the Plan shall be exercisable more than twenty-seven (27) months from its date of grant.

                  3. Effectiveness. This Amendment shall become effective on the date provided below.

                  4. Approval. Except as hereinabove amended and modified, the Purchase Plan is approved, ratified and affirmed without further modification or amendment.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of December 21, 1998, in accordance with the authority provided by the Board of Directors.

                                    PROFESSIONAL TRANSPORTATION GROUP
                                    LTD., INC.



                                      By:  /s/ Dennis A. Bakal
                                       -----------------------------------------
                                         Name: Dennis A. Bakal
                                         Title: Chief Executive Officer